Exhibit 99.1

Contact:    Thomas S. Elley

334-636-5424

FIRST US BANCSHARES, INC.

REPORTS SECOND QUARTER RESULTS

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Reports Increased Earnings, Loan Growth and Asset Quality Improvement

THOMASVILLE, AL (July 27, 2017) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) today reported net income of $416,000, or $0.06 per diluted share, for the quarter ended June 30, 2017 and $820,000, or $0.13 per diluted share, for the six months ended June 30, 2017. The six-month results represent an increase of $0.01 per diluted share compared to the same period of 2016. The improved six-month results were achieved despite an increase in the provision for loan losses of $388,000 and a reduction in gains on sale and prepayment of securities of $348,000 for the six months ended June 30, 2017, compared to the same period in 2016.

Financial Highlights

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Interest Income – Interest and fees on loans increased by $707,000 during the six months ended June 30, 2017, compared to the corresponding period of 2016. The increase resulted from increased average loan volume and was partially offset by a decrease of $188,000 in interest on investment securities as proceeds from the scheduled maturity of investments were redeployed into the loan portfolio.

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Loan Growth – Net loans increased $12.8 million during the second quarter, an increase of 4.0% from March 31, 2017, or 16.2% on an annualized basis. Growth in the Company’s banking subsidiary, First US Bank (the “Bank”), totaled $9.5 million during the quarter, while the Company’s finance company subsidiary, Acceptance Loan Company, Inc. (“ALC”), grew its loan portfolio by $3.3 million during the quarter. Year-to-date growth in net loans as of June 30, 2017 totaled $7.8 million, or 4.8% on an annualized basis. Of the total growth, $5.3 million and $2.5 million was attributable to the Bank and ALC, respectively.

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Asset Quality Improvement – Non-performing assets, including loans in non-accrual status and other real estate owned, decreased to $6.2 million, or 1.01% of total assets, as of June 30, 2017, compared to $8.0 million, or 1.33% of total assets, as of June 30, 2016.

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Provision for Loan Loss – The increase in interest income was partially offset by an increase in the Company’s provision for loan losses of $388,000, comparing the six months ended June 30, 2017 to the six months ended June 30, 2016. The lower provision in 2016 was attributable to a reduction in reserves for loan losses at the Bank of $450,000 in 2016 that was not repeated in 2017 due to growth in the loan portfolio over the past year. Total provision expense, including both the Bank and ALC, was $1.1 million for the six months ended June 30, 2017, compared to $703,000 for the six months ended June 30, 2016.

“We are pleased to report a modest improvement in earnings during the first half of 2017,” stated James F. House, President and Chief Executive Officer of the Company. “This is particularly true given that those earnings resulted directly from the loan growth we experienced during 2016 and the first half of 2017. Our management team remains committed to improving revenue through loan growth at the Bank and sustained performance at ALC,” continued Mr. House.

Results of Operations

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Pre-provision net interest income totaled $7.1 million in the second quarter of 2017, compared to $6.9 million in the second quarter of 2016. The increase in net interest income resulted from loan growth. Average loans totaled $325.7 million during the second quarter of 2017, compared to $275.9 million during the second quarter of 2016. Net yield on interest-earning assets was 5.09% for the second quarter of 2017, compared to 5.19% during the second quarter of the previous year. For the six months ended June 30, 2017, pre-provision net interest income totaled $14.0 million, compared to $13.6 million during the same period of the previous year. Average loans totaled $325.4 million and $268.0 million during the six months ended June 30, 2017 and 2016, respectively. Net yield on interest-earning assets was 5.07% during the first six months of 2017, compared to 5.15% during the first six months of 2016.

First US Bancshares, Inc. Reports Second Quarter Results

July 27, 2017

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The provision for loan losses was $576,000 for the second quarter of 2017, compared to $536,000 during the second quarter of 2016. For the six months ended June 30, 2017, the provision for loan losses totaled $1.1 million, compared to $703,000 for the six months ended June 30, 2016. The increase in the provision in both periods of 2017 compared to the previous year resulted from reductions in reserves that occurred at the Bank in 2016 that were not repeated in 2017 due to growth in the loan portfolio over the past year. The allowance for loan losses as a percentage of loans was 1.46% as of June 30, 2017, compared to 1.48% as of December 31, 2016.

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Non-interest income totaled $930,000 in the second quarter of 2017, compared to $1.5 million in the second quarter of 2016. For the six months ended June 30, 2017, non-interest income totaled $2.1 million, compared to $2.5 million for the first six months of the previous year. The decrease in non-interest income in both the three- and six-month periods of 2017 resulted primarily from gains on sales of securities that occurred in 2016 but were not repeated in 2017.

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Non-interest expense totaled $6.9 million in the second quarter of 2017, compared to $7.3 million in the second quarter of 2016. For the six months ended June 30, 2017 and 2016, non-interest expense totaled $13.9 million and $14.3 million, respectively. The decrease in non-interest expense in both periods presented resulted primarily from reductions in regulatory assessments, insurance expense, and occupancy and equipment expense. These reductions were partially offset by increases in salaries and benefits expense.

Balance Sheet Management

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Net loans totaled $330.5 million as of June 30, 2017, compared to $322.8 million as of December 31, 2016. The increase in net loans included increases of $5.3 million and $2.5 million at the Bank and ALC, respectively. The growth in loan volume was funded primarily through cash flows generated from the scheduled maturity of investment securities. Investment securities totaled $200.8 million as of June 30, 2017, compared to $207.8 million as of December 31, 2016. Investment securities serve to both enhance interest income and provide an additional source of liquidity available to fund loan growth and capital expenditures. Management has structured the investment portfolio to provide cash flows through interest earned and the maturity or payoff of securities in the portfolio on a monthly basis. In the current environment, it is expected that cash flows from the investment portfolio will continue to serve as a significant source of liquidity available for the funding of future loan growth.

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Premises and equipment increased by $7.4 million during the six months ended June 30, 2017 due to capital expenditures associated with the construction of an office complex in the Birmingham, Alabama area. Construction of the office complex is nearing completion. The facility will house a retail branch of the Bank, as well as the Birmingham-based commercial lending team and certain members of the Bank’s executive management team.

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Liabilities increased to $537.8 million as of June 30, 2017, compared to $530.7 million as of December 31, 2016. The increase resulted primarily from an increase in deposits of $11.7 million, partially offset by decreases in short-term borrowings and long-term debt totaling $4.5 million. Deposits generated through the Bank’s branch system are considered the Company’s primary funding source to meet short- and long-term liquidity needs. Deposit levels fluctuate throughout the year based on seasonality, as well as specific circumstances impacting deposit customers. In addition to deposits, significant external sources of liquidity are available to the Bank, including access to funding through federal funds lines, Federal Home Loan Bank advances and brokered deposits.

First US Bancshares, Inc. Reports Second Quarter Results

July 27, 2017

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Shareholders’ equity increased to $78.4 million, or $12.91 per outstanding common share, as of June 30, 2017, compared to $76.2 million, or $12.62 per outstanding common share, as of December 31, 2016. The increase in shareholders’ equity resulted primarily from continued growth in retained earnings and increases in other comprehensive income resulting from changes in the fair value of investment securities available-for-sale.

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The Company declared a cash dividend of $0.02 per share on its common stock in the second quarter of 2017. This amount is consistent with the Company’s quarterly dividend declarations for the first quarter of 2017 and each quarter of 2016.

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During the second quarter, the Bank continued to maintain capital ratios at higher levels than the ratios required to be considered a “well-capitalized” institution under applicable banking regulations. As of June 30, 2017, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 18.88%. Its total capital ratio was 20.13%, and its Tier 1 leverage ratio was 12.23%.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential, geographic expansion and the adequacy of the allowance for loan losses for the Company, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, the availability of quality loans in the Bank’s and ALC’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

First US Bancshares, Inc. Reports Second Quarter Results

July 27, 2017

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

	Quarter Ended
	2017		2016
	June 30,	March 31,	December 31,	September 30,	June 30,

Results of Operations:
Interest income	$7,683	$7,510	$7,721	$7,760	$7,478
Interest expense	626	591	588	587	561
Net interest income	7,057	6,919	7,133	7,173	6,917
Provision for loan losses	576	515	1,814	680	536
Net interest income after provision for loan losses	6,481	6,404	5,319	6,493	6,381
Non-interest income	930	1,167	1,165	1,567	1,480
Non-interest expense	6,863	7,037	6,826	7,348	7,255
Income (loss) before income taxes	548	534	(342)	712	606
Provision for (benefit from) income taxes	132	130	(237)	162	144
Net income (loss)	$416	$404	$(105)	$550	$462
Per Share Data:
Basic net income (loss) per share	$0.07	$0.07	$(0.02)	$0.09	$0.08
Diluted net income (loss) per share	$0.06	$0.06	$(0.02)	$0.09	$0.07
Dividends declared	$0.02	$0.02	$0.02	$0.02	$0.02

Period-End Balance Sheet:
Total assets	$616,218	$619,827	$606,892	$600,307	$601,754
Loans, net of allowance for loan losses	330,526	317,677	322,772	317,121	298,901
Allowance for loan losses	4,905	4,879	4,856	3,668	3,591
Investment securities, net	200,831	213,497	207,814	209,566	213,165
Total deposits	509,245	509,078	497,556	493,828	495,618
Long-term debt	10,000	15,000	15,000	15,000	15,000
Total shareholders’ equity	78,373	77,297	76,241	78,848	78,525

Key Ratios:
Return on average assets (annualized)	0.27%	0.27%	(0.07%)	0.36%	0.31%
Return on average equity (annualized)	2.14%	2.12%	(0.53%)	2.78%	2.30%
Loans to deposits	64.9%	62.4%	64.9%	64.2%	60.3%
Allowance for loan losses as % of loans	1.46%	1.51%	1.48%	1.14%	1.19%
Nonperforming assets as % of total assets	1.01%	1.10%	1.20%	1.28%	1.33%

First US Bancshares, Inc. Reports Second Quarter Results

July 27, 2017

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Cash and due from banks	$6,740	$7,018
Interest-bearing deposits in banks	19,987	16,512
Total cash and cash equivalents	26,727	23,530
Investment securities available-for-sale, at fair value	172,287	181,910
Investment securities held-to-maturity, at amortized cost	28,544	25,904
Federal Home Loan Bank stock, at cost	1,396	1,581
Loans, net of allowance for loan losses of $4,905 and $4,856, respectively	330,526	322,772
Premises and equipment, net	25,694	18,340
Cash surrender value of bank-owned life insurance	14,763	14,603
Accrued interest receivable	1,820	1,987
Other real estate owned	4,351	4,858
Other assets	10,110	11,407
Total assets	$616,218	$606,892

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$509,245	$497,556
Accrued interest expense	253	241
Other liabilities	7,655	7,735
Short-term borrowings	10,692	10,119
Long-term debt	10,000	15,000
Total liabilities	537,845	530,651

Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,341,556 and 7,329,060 shares issued, respectively; 6,072,758 and 6,043,102 shares outstanding, respectively	73	73
Surplus	10,636	10,786
Accumulated other comprehensive income (loss), net of tax	151	(1,277)
Retained earnings	88,011	87,434
Less treasury stock: 1,268,798 and 1,285,958 shares at cost, respectively	(20,486)	(20,764)
Noncontrolling interest	(12)	(11)

Total shareholders’ equity	78,373	76,241

Total liabilities and shareholders’ equity	$616,218	$606,892

First US Bancshares, Inc. Reports Second Quarter Results

July 27, 2017

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)
Interest income:
Interest and fees on loans	$6,630	$6,366	$13,126	$12,419
Interest on investment securities	1,053	1,112	2,067	2,255
Total interest income	7,683	7,478	15,193	14,674

Interest expense:
Interest on deposits	568	513	1,096	1,036
Interest on borrowings	58	48	121	60
Total interest expense	626	561	1,217	1,096

Net interest income	7,057	6,917	13,976	13,578

Provision for loan losses	576	536	1,091	703

Net interest income after provision for loan losses	6,481	6,381	12,885	12,875

Non-interest income:
Service and other charges on deposit accounts	461	426	925	843
Credit insurance income	43	162	299	314
Net gain on sales and prepayments of investment securities	1	396	50	398
Other income, net	425	496	823	914
Total non-interest income	930	1,480	2,097	2,469

Non-interest expense:
Salaries and employee benefits	4,280	4,236	8,678	8,400
Net occupancy and equipment	693	782	1,470	1,551
Other real estate/foreclosure expense, net	133	129	217	246
Other expense	1,757	2,108	3,535	4,124
Total non-interest expense	6,863	7,255	13,900	14,321

Income before income taxes	548	606	1,082	1,023
Provision for income taxes	132	144	262	244
Net income	$416	$462	$820	$779
Basic net income per share	$0.07	$0.08	$0.13	$0.13
Diluted net income per share	$0.06	$0.07	$0.13	$0.12
Dividends per share	$0.02	$0.02	$0.04	$0.04